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                              [BDO LETTERHEAD]

                                                                    EXHIBIT 23.4



CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Aviation Group, Inc.

Dallas, TX 75201

We hereby consent to the incorporation by reference in the Form S-4 constituting a part of this Registration Statement of our report dated March 31, 2000 relating to the consolidated financial statements of Global Leisure Travel, Inc. for the years ended December 31, 1999, 1998, 1997 appearing in the Company's Form S-4/A dated October 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Seattle, Washington
January 17, 2001